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Exhibit 11
LANVISION SYSTEMS, INC.

COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                                                                             Three Months Ended
                                                                                 October 31,
                                                                    --------------------------------------
                                                                          1998                 1997
                                                                    ------------------   -----------------

   Net (loss)                                                       $    (2,110,892)     $   (2,663,711)
                                                                    ==================   =================
   Weighted average number of shares outstanding                          8,814,520           8,806,000
                                                                    ==================   =================
   Basic net (loss) per share of common stock                       $       (.24)        $     (.30)
                                                                    ==================   =================
   Diluted net (loss) per share of common stock                     $       (.24)        $     (.30)
                                                                    ==================   =================

                                                                              Nine Months Ended
                                                                                 October 31,
                                                                    --------------------------------------
                                                                          1998                 1997
                                                                    ------------------   -----------------

   Net (loss)                                                       $  (8,157,980)       $   (9,040,640)
                                                                    ==================   =================
   Weighted average number of shares outstanding                        8,809,856             8,834,716
                                                                    ==================   =================
   Basic net (loss) per share of common stock                       $       (.93)        $    (1.02)
                                                                    ==================   =================
   Diluted net (loss) per share of common stock                     $       (.93)        $    (1.02)
                                                                    ==================   =================




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